CUSTODY AGREEMENT

BETWEEN

STAR BANK, N.A.





Wexford Trust CUSTODY AGREEMENT

TABLE OF CONTENTS





ARTICLE I - DEFINITIONS.                1

ARTICLE II - APPOINTMENT; ACCEPTANCE;

AND FURNISHING OF DOCUMENTS.            5

Appointment of Custodian                5
Acceptance of Custodian.                     5

Documents to be Furnished.                   6

Notice of Appointment of Dividend and Transfer Agent

6





ARTICLE III - RECEIPT OF TRUST ASSETS        6

Delivery of Moneys.                     6
Delivery of Securities                       6

Payments for Shares                     7

Duties Upon Receipt.                         7

Validity of Title.                           7

ARTICLE IV - DISBURSEMENT OF TRUST ASSETS.   7

Declaration of Dividends by Trust

7

Segregation of Redemption Proceeds           8

Disbursements of Custodian                   8

Payment of Custodian Fees                    9





ARTICLE V - CUSTODY OF TRUST ASSETS.         9

Separate Accounts for Each Fund

9

Segregation of Non-Cash Assets.

9

Securities in Bearer and Registered Form
10
Duties of Custodian As to Securities              10

Certain Actions Upon Written Instructions
11
Custodian to Deliver Proxy Materials              12

Custodian to Deliver Tender Offer Information.

12





ARTICLE VI - PURCHASE AND SALE OF SECURITIES 13
Purchase of Securities.                      13
Sale of Securities.                     14

Payment on Settlement Date.                  15

Credit of Moneys Prior to Receipt

15

Segregated Accounts.                         15

Advances for Settlement.                     17





ARTICLE VII - TRUST INDEBTEDNESS             18





ARTICLE VIII - CONCERNING THE CUSTODIAN.     19

Limitations of Liability of Custodian.

19

Actions Not Required By Custodian            20

No Duty to Collect Amounts Due From Dividend

and Transfer Agent.

21

No Enforcement Actions

21

Authority to Use Agents and Sub-Custodians

21

No Duty to Supervise Investments.

22





INDEX, continued


ARTICLE VIII, continued

All Records Confidential.

23

Compensation of Custodian.                   23

Reliance Upon Instructions                   23

Books and Records                       24

Internal Accounting Control Systems

24

No Management of Assets By Custodian
24
Assistance to Trust.                         25

Grant of Security Interest.
25



ARTICLE IX - INITIAL TERM; TERMINATION.

25

Initial Term                       25

Termination.                            25

Failure to Designate Successor Trustee.

26





ARTICLE X - FORCE MAJEURE.              27





ARTICLE XI - MISCELLANEOUS              28

Designation of Authorized Persons.           28

Limitation of Personal Liability

28

Authorization By Board                       29

Custodian's Consent to Use of Its Name.

29

Notices to Custodian.                        29

Notices to Trust.                            30

Amendments In Writing                        30

Successors and Assigns.                      30

Governing Law                           30

Jurisdiction                            30

Counterparts                            31

Headings                           31





APPENDIX A - Authorized Signatures

APPENDIX B - Series of the Trust

APPENDIX C - Agents of the Custodian

APPENDIX D - Standards of Service Guide
APPENDIX E - Schedule of Compensation



CUSTODY AGREEMENT

     This agreement (the "Agreement") is entered into as of the 15 day of February, 1996, by and between the Wexford Trust, (the "Trust") and Star Bank, National
Association, (the "Custodian"), a national banking association having its principal office at 4
25 Walnut Street, Cincinnati, Ohio, 45202.

WHEREAS, the Trust and the Custodian desire to enter into this Agreement to provide for the custody and safekeeping of the assets of the Trust as required by the Act (as hereafter defined).

THEREFORE, in consideration of the mutual promises hereinafter set forth, the Trust and the Custodian agree as follows:

ARTICLE I

Definitions





The following words and phrases, when used in this Agreement, unless the context otherwise requires, shall have the following meanings:


Act - the Investment Company Act of 1940, as amended.
1934 Act - the Securities and Exchange Act of 1934, as amended.

Authorized Person - any (i) Officer of the Trust or (ii) any other person, whether or not any such person is an officer or employee of the Trust, who is duly authorized by the Board of Trustees of the Trust to give Oral
Instructions and Written
 Instructions on behalf of the Trust or any Fund, and named in Appendix A attached hereto and as amended from time to time by resolution of the Board of Trustees, certified by an Officer, and received by the Custodian.

     Board of Trustees- the Trustees from time to time serving under the Trust's Agreement and Declaration of Trust, as from time to time amended.

Book-Entry System - a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR
306, in Subpart B of 31 CFT Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of Su bpart O.

Business Day - any day recognized as a settlement day by The New York Stock Exchange, Inc. and any other day for which the Trust computes the net asset value of Shares of any fund.

Depository - The Depository Trust Company ("DTC"), a limited purpose trust company, its successor(s) and its nominee(s). Depository shall include any other clearing agency registered with the SEC under Section 17A of the 1934 Act which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the
Securities provided that the Custodian shall have received a copy of a resolution of the Board of Trustees, certified by an Officer, specifically approving the use of such clearing agency as a depository for the Funds.

Dividend and Transfer Agent - the dividend and transfer agent appointed, from time to time, pursuant to a written agreement between the dividend and transfer agent and the Trust.

Foreign Securities - a) securities issued and sold primarily outside of the United States by a foreign government, a national of any foreign country, or a trust or other organization incorporated or organized under the laws of any foreign count ry or; b) securities issued or guaranteed by the government of the United States, by any state, by any political subdivision or agency thereof, or by any entity organized under the laws of the United States or of any state thereof, which have been issued an d sold primarily outside of the United States.

Fund - each series of the Trust listed in Appendix B and any additional series added pursuant to
Proper Industries. A series is individually referred to as a "Fund" and collectively referred to as the "Funds."

Money Market Security - debt obligations issued or guaranteed as to principal and/or interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, obligations (including certificates of deposit, bankers' acceptances, repurchase agreements and reverse repurchase agreements with respect to the same), and time deposits of domestic banks and thrift institutions whose deposits are insured by the Federal Deposit Insurance Corporation, and short-term cor porate obligations where the purchase and sale of such securities normally require settlement in federal funds or their equivalent on the same day as such purchase and sale, all of which mature in not more than thirteen (13) months.

NASD - the National Association of Securities Dealers, Inc.

Officer - the Chairman, President, Secretary, Treasurer, any
Vice President, Assistant Secretary or Assistant Treasurer of the Trust.

Oral Instructions - instructions orally transmitted to and received by the Custodian from an Authorized Person (or from a person that the Custodian reasonably believes in good faith to be an Authorized Person) and confirmed by Written Instructi ons in such a manner that such Written Instructions are received by the Custodian on the Business Day immediately following receipt of such Oral Instructions.

     Proper Instructions - Oral Instructions or Written
Instructions.  Proper Instructions may be continuing Written
Instructions when deemed appropriate by both parties.

     Prospectus - the Trust's then currently effective prospectus and Statement of Additional Information, as filed with and declared effective from time to time by the Securities and Exchange Commission.

     Security or Securities - Money Market Securities, common stock, preferred stock, options, financial futures, bonds, notes, debentures, corporate debt securities, mortgages, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations and any certificates, receipts, warrants, or other instruments or documents representing rights to receive, purchase, or subscribe for the same or evidencing or representing any other rights or interest therein, or any s imilar property or assets that the Custodian has the facilities to clear and to service.

the Securities and Exchange Commission of the United
States of America.

with respect to a Fund, the units of beneficial interest issued by the Trust on account of such Fund.

   Trust - the Wexford Trust a business trust organized under the laws of Massachusetts which is an open-end diversified management investment company registered under the Act.

     Written Instructions - communications in writing actually received by the Custodian from an Authorized
Person. A communication in writing includes a communication by facsimile, telex or between electro-mechanical or electronic devices (where t he use of such devices have been approved by resolution of the Trustee and the resolution is certified by an Officer

and delivered to the Custodian).  All written

communications shall be directed to the Custodian,

attention:  Mutual Fund Custody Department.



ARTICLE II

Appointment; Acceptance; and Furnishing of Documents





     A. Appointment of Custodian. The Trust hereby constitutes and appoints the Custodian as custodian of all Securities and cash owned by the Trust at any time during the term of this Agreement.


     B. Acceptance of Custodian. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.



      C. Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement, to the Custodian by the Trust:

1. A copy of the Articles of Incorporation of the Trust certified by the Secretary.



2. A copy of the By-Laws of the Trust certified by the Secretary.


3. A copy of the resolution of the Board of Trustees of the Trust appointing the Custodian, certified by the Secretary.



4.   A copy of the then current Prospectus.
5. A Certificate of the President and Secretary of the Trust setting forth the names and signatures of the current Officers of the Trust and other Authorized
Persons.



     D.   Notice of Appointment of Dividend and Transfer
Agent.  The Trust agrees to notify the Custodian in

writing of the appointment, termination or change in

appointment of any Dividend and Transfer Agent.





ARTICLE III

Receipt of Trust Assets





     A. Delivery of Moneys. During the term of this Agreement, the Trust will deliver or cause to be delivered to the Custodian all moneys to be held by the Custodian for the account of any Fund. The Custodian shall be entitled to reverse any depo sits made on any Fund's behalf where such deposits have been entered and moneys are not finally collected within 30 days of the making of such entry.

     B. Delivery of Securities. During the term of this Agreement, the Trust will deliver or cause to be delivered to the Custodian all Securities to be held by the Custodian for the account of any Fund. The Custodian will not have any duties or responsibilities with respect to such Securities until actually received by the Custodian.

     C. Payments for Shares. As and when received, the Custodian shall deposit to the account(s) of a Fund any and all payments for Shares of that Fund issued or sold from time to time as they are received from the Trust's distributor or Divide nd and Transfer Agent or from the Trust itself.

     D. Duties Upon Receipt. The Custodian shall not be responsible for any Securities, moneys or other assets of any Fund until actually received by it.

     E. Validity of Title. The Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or

delivered by it pursuant to this Agreement.



ARTICLE IV

Disbursement of Trust Assets





     A. Declaration of Dividends by Trust. The Trust shall furnish to the Custodian a copy of the resolution of the Board of Trustees of the Trust, certified by the Trust's Secretary, either (i) setting forth the date of the declaration of any dividend or distribution in respect of Shares of any Fund of the Trust, the date of payment thereof, the record date as of which the Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date, or (ii) authorizing the declaration of dividends and distributions in respect of Shares of a Fund on a daily basis and authorizing the Custodian to rely on Written Instructions setting forth the date of the declaration of any such dividend or distribution, the date of payment thereof, the record date as of which the Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date.

    On the payment date specified in the resolution or Written Instructions described above, the Custodian shall segregate such amounts from moneys held for the account of the Fund so that they are available for such payment.

     B. Segregation of Redemption Proceeds. Upon receipt of Proper Instructions so directing it, the Custodian shall segregate amounts necessary for the payment of redemption proceeds to be made by the Dividend and Transfer Agent from moneys he ld for the account of the Fund so that they are available for such payment.

     C. Disbursements of Custodian. Upon receipt of a Certificate directing payment and setting forth the name and address of the person to whom such payment is to be made, the amount of such payment, the name of the Fund from which payment is to b e made, and the purpose for which payment is to be made, the Custodian shall disburse amounts as and when directed from the assets of that Fund. The Custodian is authorized to rely on such directions and shall be under no obligation to inquire as to th e propriety of such directions.

     D.   Payment of Custodian Fees.  Upon receipt of
Written Instructions directing payment, the Custodian shall disburse moneys from the assets of the Trust in payment of the Custodian's fees and expenses as provided in Article VIII hereof.



ARTICLE V

Custody of Trust Assets


     A.   Separate Accounts for Each Fund.  As to each
Fund, the Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Trust coupled with the name of such Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used by the Fund in accordance with Rule 17f-3 under the Act.  Moneys held by the Custodian on behalf of
                             a
Fund may be deposited by the Custodian to its credit as Custodian in the banking department of the Custodian.
Such moneys shall be deposited by the Custodian in its capacity as such, and shall be withdrawable by the Custodian only in such capacity.

     B. Segregation of Non-Cash Assets. All Securities and non-cash property held by the Custodian for the account of a Fund (other than Securities maintained in a Depository or Book-entry System) shall be physically segregated from other Secur ities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other Funds) and shall be identified as subject to this Agreement.

     C.   Securities in Bearer and Registered Form.  All
Securities held which are issued or issuable only in bearer form, shall be held by the Custodian in that form;
all other Securities held for the Fund may be registered in the name of the Custodi an, any sub-custodian appointed in accordance with this Agreement, or the nominee of any of them. The Trust agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold, or deliver in proper form for transfer, any Securities t hat it may hold for the account of any Fund and which may, from time to time, be registered in the name of a Fund.

     D. Duties of Custodian As to Securities. Unless otherwise instructed by the Trust, with respect to all Securities held for the Trust, the Custodian shall on a timely basis (concerning items 1 and 2 below, as defined in the Custodian's Standard s of Service Guide, as amended from time to time, annexed hereto as Appendix D):

     1.) Collect all income due and payable with respect to such Securities;

     2.) Present for payment and collect amounts payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

     3.) Surrender interim receipts or Securities in temporary form for Securities in definitive form; and

     4.) Execute, as Custodian, any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority, including any foreign taxing authority, now or hereafter in effect.

          E.   Certain Actions Upon Written Instructions.
Upon receipt of a Written Instructions and not otherwise, the Custodian shall:

     1.) Execute and deliver to such persons as may be designated in such Written Instructions proxies, consents, authorizations, and any other instruments whereby the authority of the Trust as beneficial owner of any Securities may be exercised;

     2.)  Deliver any Securities in exchange for other
Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation, or recapitalization of any trust, or the exercise of any conversion privilege;

     3.) Deliver any Securities to any protective committee, reorganization committee, or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization, or sale of assets of any trust, and receive and hold under t he terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

     4.) Make such transfers or exchanges of the assets of any Fund and take such other steps as shall be stated in the Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolid ation or recapitalization of the Trust; and

   5.) Deliver any Securities held for any Fund to the depository agent for tender or other similar offers.

     F.   Custodian to Deliver Proxy Materials.  The
Custodian shall promptly deliver to the Trust all notices, proxy material and executed but unvoted proxies pertaining to shareholder meetings of Securities held by any Fund.
The Custodian shall not
 vote or authorize the voting of any Securities or give any consent, waiver or approval with respect thereto unless so directed by Written Instructions.

     G.   Custodian to Deliver Tender Offer Information.
The Custodian shall promptly deliver to the Trust all information received by the Custodian and pertaining to Securities held by any Fund with respect to tender or exchange offers, calls for re demption or purchase, or expiration of rights. If the Trust desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Trust shall notify the Custodian at least five Business
Days prior to the date on which th
e Custodian is to take such action. The Trust will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least five Business Days prior to the beginning date of the tender perio d.



ARTICLE VI

Purchase and Sale of Securities





     A. Purchase of Securities. Promptly after each purchase of Securities by the Trust, the Trust shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, Written Instructions, and (ii) with respect to each purchase of Money Market
Securities, Proper Instructions, specifying with respect to each such purchase the;
          1.) name of the issuer and the title of the Securities,
     2.) the number of shares, principal amount purchased
(and accrued interest, if any) or other units purchased,

     3.)  date of purchase and settlement,

          4.)  purchase price per unit,

     5.)  total amount payable,

     6.) name of the person from whom, or the broker through which, the purchase was made,

     7.) the name of the person to whom such amount is payable, and

     8.)  the Fund for which the purchase was made.

The Custodian shall, against receipt of Securities
purchased by or for the Trust, pay out of the moneys held
for the account of such Fund the total amount specified in
the Written Instructions, or Oral Instructions, if
applicable, to the person named th
erein.  The Custodian shall not be under any obligation to
pay out moneys to cover the cost of a purchase of
Securities for a Fund, if in the relevant Fund custody
account there is insufficient cash available to the Fund
for which such purchase was made
 .

B. Sale of Securities. Promptly after each sale of Securities by a Fund, the Trust shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, Written
Instructions, and (ii) with respect to
each sale of Money Market Securities, Proper Instructions, specifying with respect to each such sale the:

     1.) name of the issuer and the title of the Securities,

     2.) number of shares, principal amount sold (and accrued interest, if any) or other units old,

     3.)  date of sale and settlement,

          4.)  sale price per unit,

     5.)  total amount receivable,

          6.) name of the person to whom, or the broker through which, the sale was made,
     7.) name of the person to whom such Securities are to be delivered, and

         8.)  Fund for which the sale was made.

The Custodian shall deliver the Securities against receipt of the total amount specified in the Written
Instructions,
or Oral Instructions, if applicable. Notwithstanding any other provision of this Agreement, the Custodian, when properly instructed as provided herein to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Fund for which the Securities were delivered shall bear the risk that final payment for the Securities may not be made or that the Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall hav e no liability for any of the foregoing.

     C. Payment on Settlement Date. On contractual settlement date, the account of the Fund will be charged for all purchased Securities settling on that day, regardless of whether or not delivery is made. Likewise, on contractual settlement date, proceeds from the sale of Securities settling that day will be credited to the account of the Fund, irrespective of delivery. Any such credit shall be conditioned upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full.

   D. Credit of Moneys Prior to Receipt. With respect to any credit given prior to actual receipt of final payment, the Custodian may, in its sole discretion and from time to time, permit a Fund to use funds so credited to its Fund custody accoun t in anticipation of actual receipt of final payment. Any such funds shall be deemed a loan from the Custodian to the Trust payable on demand and bearing interest accruing from the date such loan is made up to but not including the date on which such loan is repaid at the rate per annum customarily charged by the Custodian on similar loans.

   E. Segregated Accounts. The Custodian shall, upon receipt of Proper Instructions so directing it, establish and maintain a segregated account or accounts for and on behalf of a Fund. Cash and/or Securities may be transferred into such acc ount or accounts for specific purposes, to-wit:

          1.) in accordance with the provision of any agreement among the Trust, the Custodian, and a broker dealer registered under the 1934 Act, and also a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act)
, relating to compliance with the rules of the Options
Clearing Corporation and of any registered national securities exchange, the Commodity Futures Trading
Commission, any registered contract market, or any similar organization or organizations requiring escrow or other similar arrangements in connection with transactions by the Fund;

     2.) for purposes of segregating cash or Securities in connection with options purchased, sold, or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund;

     3.) for the purpose of compliance by the Fund with the procedures required for reverse repurchase agreements, firm commitment agreements, standby commitment agreements, and short sales by Act Release No. 10666, or any subsequent release or releases or rule of the SEC relating to the maintenance of segregated accounts by registered investment companies;

    4.) for the purpose of segregating collateral for loans of Securities made by the Fund; and

     5.) for other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board of Trustees, certified by an Officer, setting forth the purposes of such segregated account.

     Each segregated account established hereunder shall be established and maintained for a single Fund only. All
Proper Instructions relating to a segregated account shall specify the Fund involved.

Advances for Settlement. Except as otherwise may be agreed upon by the parties hereto, the Custodian shall not be required to comply with any Written Instructions to settle the purchase of any Securities on behalf of a Fund unless there i s sufficient cash in the account(s) pertaining to such Fund at the time or to settle the sale of any Securities from such an account(s) unless such Securities are in deliverable form. Notwithstanding the foregoing, if the purchase price of such Securities exceeds the amount of cash in the account(s) at the time of such purchase, the Custodian may, in its sole discretion, advance the amount of the difference in order to settle the purchase of such Securities. The amount of any such advance shall be deemed a loan from the Custodian to the Trust payable on demand and bearing interest accruing from the date such loan is made up to but not including the date such loan is repaid at the rate per annum customarily charged by the Custodian on similar loans.

ARTICLE VII

Trust Indebtedness

In connection with any borrowings by the Trust, the Trust will cause to be delivered to the Custodian by a bank or broker requiring Securities as collateral for such borrowings (including the Custodian if the borrowing is from the Custodian), a notice or undertaking in the form currently employed by such bank or broker setting forth the amount of collateral. The
Trust shall promptly deliver to the Custodian Written
Instructions specifying with respect to each such borrowing: (a) the name of the bank or broker, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note duly endorsed by the Trust, or a loan agreement, (c) the date, and time if known, on which the loan is to be entered into, (d
) the date on which the loan becomes due and payable, (e) the total amount payable to the Trust on the borrowing date, and (f) the description of the Securities securing the loan, including the name of the issuer, the title and the number of shares or other units or the principal amount. The Custodian shall deliver on the borrowing date specified in the Written Instructions the required collateral against the lender's delivery of the total loan amount then payab le, provided that the same conforms to that which is described in the Written Instructions. The Custodian shall deliver, in the manner directed by the Trust, such Securities as additional collateral, as may be specified in Written Instructions, to secure f urther any transaction described in this Article VII.
The Trust shall cause all Securities released from collateral status to be returned directly to the Custodian and the Custodian shall receive from time to time such return of collateral as may be te ndered to it.

   The Custodian may, at the option of the lender, keep such collateral in its possession, subject to all rights therein given to the lender because of the loan. The
Custodian may require such
reasonable conditions regarding such collateral and its dealings with third-party lenders as it may deem appropriate.


ARTICLE VIII

Concerning the Custodian


     A. Limitations on Liability of Custodian. Except as otherwise provided herein, the Custodian shall not be liable for any loss or damage resulting from its action or omission to act or otherwise, except for any such loss or damage arising out o f its own gross negligence or willful misconduct. The
Trust shall defend, indemnify and hold harmless the Custodian and its directors, officers, employees and agents with respect to any loss, claim, liability or cost
(including reasonable attorneys' fees)
arising or alleged to arise from or relating to the Trust's duties hereunder or any other action or inaction of the Trust or its Trustees, officers, employees or agents, except such as may arise from the grossly negligent action or omission, willful miscond uct or breach of this Agreement by the Custodian. The
Custodian shall be entitled to rely on and may act upon the advice and opinion of counsel on all matters, at the expense of the Trust, and shall be without liability for any action reasonably ta ken or omitted pursuant to such advice or opinion of counsel. The provisions under this paragraph shall survive the termination of this Agreement.

          B. Actions Not Required By Custodian. Without limiting the generality of the foregoing, the Custodian, acting in the capacity of Custodian hereunder, shall be under no obligation to inquire into, and shall not be liable for:

          1.) The validity of the issue of any Securities purchased by or for the account of any Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

          2.) The legality of the sale of any Securities by or for the account of any Fund, or the propriety of the amount for which the same are sold;

     3.) The legality of the issue or sale of any Shares of any Fund, or the sufficiency of the amount to be received therefor;

   4.) The legality of the redemption of any Shares of any Fund, or the propriety of the amount to be paid therefor;

     5.) The legality of the declaration or payment of any dividend by the Trust in respect of Shares of any Fund;

    6.) The legality of any borrowing by the Trust on behalf of the Trust or any Fund, using Securities as collateral;

     7.) Whether the Trust or a Fund is in compliance with the 1940 Act, the regulations thereunder, the provisions of the Trust's charter documents or by-laws, or its investment objectives and policies as then in effect.

     C.   No Duty to Collect Amounts Due From Dividend and
Transfer Agent. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Trust from any Dividend and Transfer
Agent of the Trust no
r to take any action to effect payment or distribution by any Dividend and Transfer Agent of the Trust of any amount paid by the Custodian to any Dividend and Transfer Agent of the Trust in accordance with this Agreement.

     D.   No Enforcement Actions.  Notwithstanding Section
D
of Article V, the Custodian shall not be under any duty or obligation to take action, by legal means or otherwise, to effect collection of any amount, if the Securities upon which such amoun t is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by Written Instructions and
(ii) it shall be assured to its satisfaction (including prepayment thereof) of reimbursement of its costs and expenses in connection with any such action.

E. Authority to Use Agents and Sub-Custodians. The Trust acknowledges and hereby authorizes the Custodian to hold
Securities through its various agents described in Appendix
C annexed hereto.
The Fund hereby represents that such authorization has been duly approved by the Board of Trustees of the Trust as required by the Act.

     In addition, the Trust acknowledges that the Custodian may appoint one or more financial institutions, as agent or agents or as sub-custodian or sub-custodians, including, but not limited to, banking institutions located in foreign countries, for the p urpose of holding Securities and moneys at any time owned by the Fund. The Custodian shall not be relieved of any obligation or liability under this Agreement in connection with the appointment or activities of such agents or sub custodians. Any such agent or sub-custodian shall be qualified to serve as such for assets of investment companies registered under the Act.
The Funds shall reimburse the Custodian for all costs incurred by the Custodian in connection with opening accounts with any such agents or s ub-custodians. Upon request, the Custodian shall promptly forward to the Trust any documents it receives from any agent or sub-custodian appointed hereunder which may assist trustees of registered investment companies to fulfill their responsibilities under Rule 17f-5 of the Act.

   F. No Duty to Supervise Investments. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of the Trust are such as properly may be held by the Trust under the provisions of the Articles of Incorporation and the Trust's By-Laws.

    G. All Records Confidential. The Custodian shall treat all records and other information relating to the Trust and the assets of all Funds as confidential and shall not disclose any such records or information to any other person unless (i) th e Trust shall have consented thereto in writing or (ii) such disclosure is required by law.

     H. Compensation of Custodian. The Custodian shall be entitled to receive and the Trust agrees to pay to the Custodian such compensation as shall be determined pursuant to Appendix E attached hereto, or as shall be determined pursuant to amendm ents to Appendix E. The Custodian shall be entitled to charge against any money held by it for the account of any Fund, the amount of any of its fees, any loss, damage, liability or expense, including counsel fees. The expenses which the Custodian may char ge against the account of a Fund include, but are not limited to, the expenses of agents or sub-custodians incurred in settling transactions involving the purchase and sale of Securities of the Fund.

   I. Reliance Upon Instructions. The Custodian shall be entitled to rely upon any Proper Instructions. The
Trust agrees to forward to the Custodian Written
Instructions confirming Oral Instructions in such a manner so that such Written Instruct ions are received by the Custodian, whether by hand delivery, telex, facsimile or otherwise, on the same
Business Day on which such Oral Instructions were given.
The Trust agrees that the failure of the Custodian to receive such confirming instruct ions shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Trust. The Trust agrees that the Custodian shall incur no liability to the Trust for acting upon Oral Instructions given to the Custodian hereunder concerning such transactions.

     J. Books and Records. The Custodian will (i) set up and maintain proper books of account and complete records of all transactions in the accounts maintained by the Custodian hereunder in such manner as will meet the obligations of the Fund und er the Act, with particular attention to Section 31 thereof and Rules 3la-1 and 3la-2 thereunder and those records are the property of the Trust, and (ii) preserve for the periods prescribed by applicable Federal statute or regulation all records required t
o be so preserved. All such books and records shall be the property of the Trust, and shall be available, upon request, for inspection by duly authorized officers, employees or agents of the Trust and employees of the SEC.

     K.   Internal Accounting Control Systems.  The
Custodian shall send to the Trust any report received on the systems of internal accounting control of the Custodian, or its agents or sub-custodians, as the Trust may reasonably request from time to time.

L. No Management of Assets By Custodian. The Custodian performs only the services of a custodian and shall have no responsibility for the management, investment or reinvestment of the Securities or other assets from time to time owned by any F und. The Custodian is not a selling agent for Shares of any Fund and performance of its duties as custodian shall not be deemed to be a recommendation to any Fund's depositors or others of Shares of the Fund as an investment. The Custodian shall have no d uties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

     M. Assistance to Trust. The Custodian shall take all reasonable action, that the Trust may from time to time request, to assist the Trust in obtaining favorable opinions from the Trust's independent accountants, with respect to the Custodian's activities hereunder, in connection with the preparation of the Fund's Form N- IA, Form N-SAR, or other annual reports to the SEC.

     N. Grant of Security Interest. The Trust hereby pledges to and grants the Custodian a security interest in the assets of any Fund to secure the payment of any liabilities of the Trust to the Custodian, whether acting in its capacity as Custodi an or otherwise, or on account of money borrowed from the Custodian. This pledge is in addition to any other pledge of collateral by the Trust to the Custodian.

ARTICLE IX

Initial Term; Termination
A. Initial Term. This Agreement shall become effective as of its execution and shall continue in full force until terminated as hereinafter provided.

   B. Termination. Either party hereto may terminate this Agreement after the Initial Term for any reason by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. If such notice is given by the Trust, it shall be accompanied by a copy of a resolution of the Board of Trustees of the Trust, certified by the Secretary of the Trust, electing to terminate this Agreement and design ating a successor custodian or custodians. In the event such notice is given by the Custodian, the Trust shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the Board of Trustees of the Trust, certified by the S ecretary, designating a successor custodian or custodians to act on behalf of the Trust. In the absence of such designation by the Trust, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $100,000
,000 aggregate capital, surplus, and undivided profits.
Upon the date set forth in such notice this Agreement shall terminate, and the Custodian, provided that it has received a notice of acceptance by the successor custodian, shall deliver, on that date, directly to the successor custodian all Securities and moneys then owned by the Fund and held by it as Custodian.
Upon termination of this Agreement, the Trust shall pay to the Custodian on behalf of the Trust such compensation as may be due as of the date of such termination. The Trust agrees on behalf of the Trust that the Custodian shall be reimbursed for its reasonable costs in connection with the termination of this Agreement.

    C. Failure to Designate Successor Trustee. If a successor custodian is not designated by the Trust, or by the Custodian in accordance with the preceding paragraph, or the designated successor cannot or will not serve, the Trust shall, upon the delivery by the Custodian to the Trust of all Securities (other than Securities held in the Book-Entry
System which cannot be delivered to the Trust) and moneys then owned by the Trust, be deemed to be the custodian for the Trust, and the Custodian sha ll thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System, which cannot be delivered to the Trust, which shall be held by the Custodian in accorance wi th this Agreement.*

ARTICLE X

Force Majeure

Neither the Custodian nor the Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods;
wars; civil or military disturbances; sabotage; strikes;
epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or mal function of utility, transportation, computer (hardware or software) or telephone communication service; accidents;
labor disputes; acts of civil or military authority;
governmental actions; or inability to obtain labor, material, equipment or transportatio n; provided, however, that the Custodian, in the event of a failure or delay, shall use its best efforts to ameliorate the effects of any such failure or delay.



ARTICLE XI

Miscellaneous

    A. Designation of Authorized Persons. Appendix A sets forth the names and the signatures of all Authorized
Persons as of this date, as certified by the Secretary of the Trust. The Trust agrees to furnish to the Custodian a new Appendix A in f orm similar to the attached Appendix A, if any present
Authorized Person ceases to be an Authorized Person or if any other or additional Authorized Persons are elected or appointed. Until such new Appendix A shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the then current
Authorized Persons as set forth in the last delivered
Appendix A.

    B. Limitation of Personal Liability. No recourse under any obligation of this Agreement or for any claim based thereon shall be had against any organizer, shareholder, officer, trustee, past, present or future as such, of the Trust or of any p redecessor or successor, either directly or through the Trust or any such predecessor or successor, whether by virtue of any constitution, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; it being expres sly agreed and understood that this Agreement and the obligations thereunder are enforceable solely against the Trust, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the organizers, shareholders, officers, o r trustees of the Trust or of any predecessor or successor, or any of them as such. To the extent that any such liability exists, it is hereby expressly waived and released by the Custodian as a condition of, and as a consideration for, the execution of th is Agreement.

     C. Authorization By Board. The obligations set forth in this Agreement as having been made by the Trust have been made by the Board of Trustees, acting as such Trustees for and on behalf of the Trust, pursuant to the authority vested in them u nder the laws of the Commonwealth of Massachusetts, the Articles of Incorporation and the By-Laws of the Trust.
This Agreement has been executed by Officers of the Trust as officers, and not individually, and the obligations contained herein are not bindin g upon any of the Trustees, Officers, agents or holders of shares, personally, but bind only the Trust.

     D.   Custodian's Consent to Use of Its Name.  The
Trust shall review with the Custodian all provisions of the Prospectus and any other documents (including advertising material) specifically mentioning the
Custodian (other than merely by name and
 address) and shall obtain the Custodian's consent prior to the publication and/or dissemination or distribution thereof.

      E. Notices to Custodian. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices a t Star Bank Center, 425 Walnut Street, M. L. 6118,
Cincinnati, Ohio 45202, attention Mutual Fund Custody
Department, or at such other place as the Custodian may from time to time designate in writing.
     F.   Notices to Trust.  Any notice or other
instrument
in writing, authorized or required by this Agreement to be given to the Trust shall be sufficiently given when delivered to the Trust or on the second Business Day following the time such not ice is deposited in the U.S. mail postage prepaid and addressed to the Trust at its office at 12300 Perry
Highway, Wexford, PA 15090 or at such other place as the Trust may from time to time designate in writing.

     G. Amendments In Writing. This Agreement, with the exception of the Appendices, may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and authorized and a pproved by a resolution of the Board of Trustees of the Trust.

     H. Successors and Assigns. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust or by the Custodia n, and no attempted assignment by the Trust or the Custodian shall be effective without the written consent of the other party hereto.
     I.   Governing Law.  This Agreement shall be
construed
in accordance with the laws of the State of Ohio.

     J. Jurisdiction. Any legal action, suit or proceeding to be instituted by either party with respect to this Agreement shall be brought by such party exclusively in the courts of the State of Ohio or in the courts of the United States for t he Southern District of Ohio, and each party, by its execution of this Agreement, irrevocably (i) submits to such jurisdiction and (ii) consents to the service of any process or pleadings by first class U.S. mail, postage prepaid and return receipt requeste d, or by any other means from time to time authorized by the laws of such jurisdiction.

     K. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     L. Headings. The headings of paragraphs in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

     !IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective
Officers, thereunto duly authorized as of the day and year first above written.

ATTEST:             TRUST

          Wexford Trust

                    By: /S Ronald H. Muhlenkamp

                    Title: Trustee / President





                         ATTEST:




                         CUSTODIAN:Star Bank, N.A.
                         By:/S STAR BANK
                         Title:______________________
                         _




APPENDIX A



                    Authorized Persons  Specimen
Signatures




Chairman:



President:           /S Ronald H. Muhlenkamp






Secretary:          /S Jean Leister





Treasurer:          /S John H. Kunkle

APPENDIX B

Series of the TrustMuhlenkamp Fund

APPENDIX C

Agents of the Custodian

 The following agents are employed currently by Star
Bank, N.A. for securities processing and control .The

         Depository Trust Company (New York)

          7 Hanover Square

               New York, NY 10004



     The Federal Reserve Bank Cincinnati and

     Cleveland Branches



     Bankers Trust Company

     16 Wall Street

     New York, NY 10005

(For Foreign Securities and certain non-DTC eligible